                                                                     EXHIBIT 2.1







                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             WESTPOINT STEVENS INC.

                              CMI INDUSTRIES, INC.









                                      DATED

                                 JANUARY 5, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I PURCHASE OF ASSETS......................................................................................1
         Section 1.1       The Purchase...........................................................................1
         Section 1.2       Excluded Assets........................................................................3
         Section 1.3       Assumed Liabilities....................................................................4
         Section 1.4       Excluded Liabilities...................................................................4

ARTICLE II AMOUNT AND PAYMENT OF PURCHASE PRICE...................................................................6
         Section 2.1       Amount of Purchase Price...............................................................6
         Section 2.2       Payment of Purchase Price; Establishment of an Escrow..................................6
         Section 2.3       Adjustment to Purchase Price...........................................................7
         Section 2.4       Prorations.............................................................................8
         Section 2.5       Transfer Expenses......................................................................9
         Section 2.6       Allocation of Purchase Price...........................................................9

ARTICLE III CLOSING...............................................................................................9
         Section 3.1       Date of Closing........................................................................9
         Section 3.2       All Proceedings........................................................................9
         Section 3.3       Certain Consents......................................................................10
         Section 3.4       Further Assurances....................................................................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................10
         Section 4.1       Due Organization; Good Standing; Qualification........................................10
         Section 4.2       Due Authority; Due Execution and Delivery; Binding Effect.............................11
         Section 4.3       No Conflicts; Consents................................................................11
         Section 4.4       Financial Statements..................................................................11
         Section 4.5       Litigation; Compliance with Laws......................................................12
         Section 4.6       Permits...............................................................................12
         Section 4.7       Taxes.................................................................................12
         Section 4.8       Contracts.............................................................................13
         Section 4.9       Absence of Adverse Consequences.......................................................14
         Section 4.10      Employee Benefit Plans and Employee Relations.........................................14
         Section 4.11      [Omitted].............................................................................16
         Section 4.12      [Omitted].............................................................................16
         Section 4.13      Intangible Property; Intellectual Property............................................16
         Section 4.14      Title to Purchased Assets.............................................................17
         Section 4.15      Inventory.............................................................................18
         Section 4.16      Absence of Changes....................................................................18
         Section 4.17      Environmental Matters.................................................................19
         Section 4.18      Substantial Customers and Suppliers...................................................21
         Section 4.19      Accounts Receivable...................................................................21
         Section 4.20      Insurance.............................................................................21
         Section 4.21      No Guarantees.........................................................................22


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
         Section 4.22      Books and Records.....................................................................22
         Section 4.23      Brokers...............................................................................22
         Section 4.24      Full Disclosure.......................................................................22
         Section 4.25      Definition of "knowledge".............................................................22
         Section 4.26      Definition of "material" and "Material Adverse Effect"................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................23
         Section 5.1       Due Organization; Good Standing.......................................................23
         Section 5.2       Due Authority; Due Execution and Delivery; Binding Effect.............................23
         Section 5.3       No Conflicts; Consents................................................................23
         Section 5.4       Litigation............................................................................24
         Section 5.5       Brokers...............................................................................24
         Section 5.6       Full Disclosure.......................................................................24

ARTICLE VI FURTHER AGREEMENTS OF THE PARTIES.....................................................................24
         Section 6.1       Preservation of Records...............................................................24
         Section 6.2       Employee and Employee Benefit Matters.................................................25
         Section 6.3       Noncompetition........................................................................25
         Section 6.4       Remittances by Seller and Buyer.......................................................26
         Section 6.5       Cooperation...........................................................................26
         Section 6.6       Facility Lease........................................................................26
         Section 6.7       Systems Support.......................................................................26
         Section 6.8       Replacement of Existing Letters of Credit. Contemporaneously  herewith,
                           Seller and Buyer are entering into a letter agreement
                           regarding certain letters of credit...................................................26

ARTICLE VII DOCUMENTS TO BE DELIVERED AT THE CLOSING.............................................................27
         Section 7.1       Documents to Be Delivered by Seller...................................................27
         Section 7.2       Documents to Be Delivered by Buyer....................................................27

ARTICLE VIII INDEMNIFICATION AND RELATED MATTERS.................................................................28
         Section 8.1       Indemnification by Seller.............................................................28
         Section 8.2       Indemnification by Buyer..............................................................29
         Section 8.3       Procedures for Indemnification........................................................29
         Section 8.4       Third Party Claims....................................................................30
         Section 8.5       Application of Damages Against Escrow.................................................31
         Section 8.6       Time Limitations......................................................................32
         Section 8.7       Limitations as to Amount..............................................................32
         Section 8.8       Exclusions from Limitations...........................................................33
         Section 8.9       Treatment of Payment..................................................................33
         Section 8.10      Insurance Proceeds....................................................................33
         Section 8.11      Subrogation...........................................................................33
         Section 8.12      Exclusive Remedy......................................................................33

ARTICLE IX MISCELLANEOUS.........................................................................................33
         Section 9.1       Entire Agreement......................................................................33


                                       ii

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
         Section 9.2       Governing Law.........................................................................33
         Section 9.3       Dispute Resolution....................................................................33
         Section 9.4       Schedules, Tables of Contents and Headings............................................34
         Section 9.5       Notices...............................................................................35
         Section 9.6       Severability..........................................................................35
         Section 9.7       Waiver................................................................................35
         Section 9.8       Binding Effect; Assignment............................................................36
         Section 9.9       Parties in Interest; No Third-Party Beneficiaries.....................................36
         Section 9.10      Counterparts..........................................................................36
         Section 9.11      Headings, Gender, and "Person"........................................................36
         Section 9.12      Time of Essence.......................................................................36

                                    SCHEDULES

Schedule 1.1(a)            --       Fixed Assets
Schedule 1.1(d)            --       Assumed Contracts
Schedule 1.2(b)            --       Excluded Assets
Schedule 1.3               --       Categories of Expense Accruals
Schedule 1.4               --       Permitted Encumbrances
Schedule 2.3               --       CMI Accounting Procedures
Schedule 2.3(g)            --       Finished Insert Cost
Schedule 3.3               --       Certain Customer Consents
Schedule 4.3               --       Seller Necessary Consents
Schedule 4.4               --       Financial Statements
Schedule 4.5               --       Pending Actions and Proceedings
Schedule 4.6               --       Necessary Permits
Schedule 4.8               --       Contracts
Schedule 4.9               --       Adverse Consequences
Schedule 4.10              --       Benefit Plans
Schedule 4.10(m)           --       Labor Matters
Schedule 4.13              --       Intellectual Property
Schedule 4.14              --       Necessary Assets
Schedule 4.15              --       Liens on Inventory
Schedule 4.16              --       Absence of Changes
Schedule 4.18(a)           --       Substantial Customers
Schedule 4.18(b)           --       Substantial Suppliers
Schedule 4.18(c)           --       Changes in Customers and Suppliers
Schedule 4.20              --       Insurance
Schedule 4.22              --       Boxes and Records
Schedule 5.3               --       Buyer Necessary Consents


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                                  DEFINED TERMS
                                  -------------


Accountants.........................................8
Accounts Receivable.................................2
Acquired Working Capital............................6
Actions or Proceedings.............................12
Adjustment Amount...................................7
Agreement...........................................1
Assumed Contracts...................................2
Assumed Liabilities.................................4
Audited Acquired Working Capital Schedule...........7
Audited Statements.................................11
Benefit Plans......................................14
Business............................................1
Business Employee..................................14
Buyer...............................................1
Buyer's Indemnitees................................28
CERCLA.............................................20
Closing.............................................9
Closing Date........................................9
COBRA..............................................15
Code................................................9
Damages............................................29
Divisional Change in Control Agreements.............4
Effective Time......................................9
Employee Benefit Cap................................4
Environmental Costs and Liabilities................20
Environmental Law..................................20
Environmental Permit...............................21
ERISA..............................................14
ERISA Affiliate....................................15
Escrow..............................................6
Escrow Agent........................................6
Escrow Agreement....................................6
Excluded Assets.....................................3
Excluded Liabilities................................4
Facility............................................1
Facility Lease.....................................26
Financial Statements...............................11
Finished Insert.....................................8
Fixed Assets........................................1
GAAP................................................7
Governmental or Regulatory Authority................2
Hazardous Material.................................21
Hired Employees....................................25
Indemnification Claim..............................29
Indemnitee.........................................29
Indemnitor.........................................29
Intellectual Property...............................2
Inventory...........................................2
knowledge..........................................22
Laws...............................................11
Leased Employees...................................25
Liens...............................................6
Management Prepared Statements.....................11
Material Adverse Effect............................23
Material Warranty Claims and Charge-backs...........5
Multiemployer Plan.................................15
Negotiation Period.................................30
Non-Competition Period.............................25
Parties.............................................1
Party...............................................1
Pension Plan.......................................16
Permits.............................................2
Permitted Liens.....................................6
person.............................................36
Proprietary Rights.................................16
Proration Items.....................................8
Purchase Price......................................6
Purchased Assets....................................1
Raw Inserts.........................................7
RCRA...............................................21
Release............................................21
Required COBRA Coverage.............................5
Seller..............................................1
Seller's Accountants................................7
Seller's Indemnitees...............................29
Seller's Maximum Amount............................32
Seller's Proprietary Rights........................16
Seller's Threshold Amount..........................32
Services Agreement.................................26
Springs Inventory...................................7
Tax................................................13
Tax Return.........................................13
Technology..........................................2
Third Party Claim..................................29


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




                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), is made and entered into as of this 5th day of January, 2001, by and between CMI Industries, Inc., a Delaware corporation ("SELLER"), and WestPoint Stevens Inc., a Delaware corporation ("BUYER"). Seller and Buyer are sometimes collectively referred to as the "PARTIES" and individually as a "PARTY."

                             BACKGROUND INFORMATION

         A. through its Chatham Consumer Products Division, is engaged in the procurement, manufacture and marketing of woven and non-woven blankets, throws and similar products for sale to the retail, institutional and health care markets (the "BUSINESS"), in a facility owned by Seller, located in Elkin, North Carolina (the "FACILITY").

         B. Subject to the limitations and exclusions contained in the Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and assign and Buyer desires to purchase and assume substantially all of the assets and business operations and certain of the obligations of the Business and to enter into a lease, which terms shall include a purchase option, for the use of the Facility.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, for themselves, their successors and assigns, agree as follows:

                                   ARTICLE I
                               PURCHASE OF ASSETS

         SECTION 1.1 THE PURCHASE. Subject to Section 1.2. hereof, upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all right, title and interest of Seller in and to the following assets and properties of Seller (all such assets being referred to herein as the "PURCHASED ASSETS") in each case free and clear of all liens, pledges, mortgages, security interests, claims and encumbrances of any kind or nature other than Permitted Liens:

                  (a) All of the furnishings, furniture, vehicles, tools, machinery, equipment and other tangible personal property (other than Inventory) to the extent owned, used or held for use by Seller in connection with the Business, including without limitation all such fixed assets listed on Schedule 1.1(a) (collectively, the "FIXED ASSETS");

                  (b) All quantities of inventory, including raw materials, work-in-process, finished goods, products under research and development, packaging materials and other accessories relating thereto, stores and supplies to the extent owned, used or held for use by Seller in connection with the Business and which are (i) held at, or are in transit from or to, the locations at which the Business is conducted, including but not limited to the Facility or the Seller's leased distribution facility, (ii) located at customers' premises on consignment or
(iii) otherwise held at, or in transit from or to, the premises of any other third party (collectively, the "INVENTORY");

                  (c) All patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, and all pending applications for and registrations thereof to the extent used, held for use or licensed by Seller in connection with the Business, including Seller's goodwill therein (collectively, the "INTELLECTUAL PROPERTY"), and all research, development and commercially practiced processes, trade secrets, know-how, inventions, product specifications, techniques, designs, drawings, computer software, computer programs, procedures, models, manuals, formulae, systems and other manufacturing, engineering and other technical information, whether owned by Seller or licensed from third parties by Seller to the extent used in connection with the Business (the "TECHNOLOGY"), and all notebooks, records, reports, materials, information and data relating to the Technology;

                  (d) All contracts, agreements, leases, unfilled purchase and sales orders or commitments listed in Schedule 1.1(d) together with all contracts, leases, warranties, commitments, agreements, arrangements, guaranties of payment or performance pertaining to the Purchased Assets or relating to the Business and not required to be disclosed pursuant to Section 4.8, and all purchase and sales orders entered into after the date of Schedule 1.1(d) in the ordinary course of business consistent with past practice and to the extent related to the Business (the "ASSUMED CONTRACTS");

                  (e) All trade accounts receivable and all notes, bonds and other evidences of indebtedness and rights to receive payment arising out of sales by Seller exclusively related to the Business, and any security agreements related thereto, including any rights of or any other Actions or Proceedings which have been commenced in connection therewith (the "ACCOUNTS RECEIVABLE");

                  (f) All catalogs, sales promotion literature and advertising material of Seller to the extent relating to the Business;


                  (g) All earned rebates and all security deposits deposited by or on behalf of Seller as lessee or subleasee under any leases of Fixed Assets, Assumed Contracts or other agreements in connection with the Business;

                  (h) All files and documents (including credit information) relating to customers and vendors, and other business and financial books, records, files and documents to the extent used or held for use by Seller in connection with the Business or otherwise relating to the Purchased Assets;

                  (i) To the extent permitted under applicable law or regulation, all franchises, licenses, authorizations, permits, certificates of authority, approvals, registrations, and similar consents granted or issued by any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "GOVERNMENTAL OR REGULATORY Authority") that are identified on Schedule 4.6 (collectively, the "PERMITS");


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


                  (j) All prepaid charges and prepaid assets, expenses, sums and fees to the extent relating to the Business;

                  (k) All rights, privileges, claims, causes of action, options and other intangible personal property of Seller to the extent relating to the Business or the Purchased Assets; and

                  (l) All other assets and properties of Seller to the extent used or held for use in connection with the Business.

         SECTION 1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1. hereof, the Seller and the Buyer expressly understand and agree that the Seller shall not sell, assign, transfer or convey to the Buyer and the Buyer shall not purchase, acquire or accept from Seller and the Purchased Assets shall not include any asset not identified in Section 1.1, including, but not limited to, the following assets, rights and properties (collectively, the "EXCLUDED ASSETS"):

                  (a) Cash and cash equivalents (e.g., commercial paper and bank accounts), negotiable instruments (e.g., certificates of deposits, treasury bills, treasury notes and marketable securities) and letters of credit issued as security for purchase orders and commitments;

                  (b) Any assets, properties, or rights of Seller (i) identified on Schedule 1.2; (ii) for the avoidance of doubt, any assets, properties or rights at the Seller's facilities in New York, New York; Stuart, Virginia; Clarksville, Georgia; Greensboro, North Carolina; Clinton, South Carolina; Columbia, South Carolina and Geneva, Alabama; and (iii) to the Facility, which will be leased to Buyer, or any other real property and improvements located at Elkin, North Carolina or elsewhere;

                  (c) The assets of any Benefit Plan maintained by Seller for the benefit of the employees of the Business or to which Seller has made any contribution;

                  (d) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders or members, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization;

                  (e) Any rights which accrue or will accrue to Seller under this Agreement;

                  (f) Any rights of any of Seller's insurance policies, premiums, or proceeds from insurance coverages relating to the Business;

                  (g) Any rights to any of Seller's claims for any federal, state, local or foreign tax refund;

                  (h) The stock of Chatham Real Property, Inc. and the membership interests in Chatham, LLC, or any of their respective assets;

                  (i) Assets disposed of in the ordinary course of business;


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

                  (j) Those receivables not reflected on the Financial Statements that have been written off because the debtors are in bankruptcy; and

                  (k) The IBM AS400 owned by Interface Fabrics Group, Inc. or other assets previously sold to Interface or Borgstena.


         SECTION 1.3 ASSUMED LIABILITIES. Subject to Section 1.4, as of the Effective Time, Buyer shall assume, pay, perform and discharge when due only the following liabilities and obligations of Seller:

                  (a) all liabilities and obligations arising or to be performed by Buyer after the Closing Date to the extent related to the Business or the Purchased Assets, including without limitation liabilities and obligations arising under any Assumed Contract; provided, however, Buyer shall not assume any liability under any Assumed Contract for any breach thereof or default thereunder by Seller on or prior to the Closing Date (except to the extent reflected on the Audited Acquired Working Capital Schedule);

                  (b) To the extent reflected on the Audited Acquired Working Capital Schedule, the trade payables of the Business, the categories of expense accruals related to the Business identified on Schedule 1.3 to the extent they are not otherwise included in trade payables referred to above, and, with respect to such accruals that are employee-related, only to the extent they pertain to the Hired Employees; provided, however, the aggregate amount of claims of Hired Employees assumed by Buyer hereunder related to benefits incurred or earned prior to the Closing Date shall not exceed $500,000 (the "EMPLOYEE BENEFIT CAP");

                  (c) The Divisional Change in Control Agreement dated as of October 31, 2000 between Seller and Alan Kennedy, and the Divisional Change in Control Agreement dated as of October 31, 2000 between Seller and Michael Ambler (collectively, the "DIVISIONAL CHANGE IN CONTROL AGREEMENTS"); and

                  (d) Warranty claims, reserves for returns and charge-backs that are either listed on Schedule 1.3 or are not Excluded Liabilities described in Section 1.4(f) (the liabilities referred to in this Section 1.3 collectively referred to herein as the "ASSUMED LIABILITIES").

         SECTION 1.4 EXCLUDED LIABILITIES. The Parties expressly understand and agree that, except for the Assumed Liabilities, Buyer does not assume or agree to pay, perform or discharge when due any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, including, without limitation, the following liabilities hereunder, all of which shall be specifically excluded from the transactions contemplated by this Agreement (the "EXCLUDED LIABILITIES"):

                  (a)      All liabilities with respect to any and all Excluded
Assets;

                  (b) Except as set forth in Section 2.5, any and all taxes levied by or arising under any federal, state, local or foreign taxing authority upon Seller or with respect to Seller's ownership or use of the Purchased Assets or conduct of the Business on or prior to the Closing Date, whether asserted before or after the Closing Date;


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

                  (c) All liabilities with respect to annual employee bonus and/or vacation payments by Seller to its employees incurred or arising during, or otherwise attributable to, any period prior to the Closing, except as assumed by Buyer as provided in Section 1.3 or to the extent included in the calculation of the Audited Acquired Working Capital Schedule;

                  (d) All liabilities of Seller with respect to any indebtedness to its shareholders, or except as assumed by Buyer as provided in
Section 1.3, its or their affiliates;

                  (e) Except as assumed by Buyer as provided in Section 1.3 and except as otherwise provided in this Section 1.4, all liabilities and obligations of Seller or any predecessor of Seller resulting from, caused by or arising out of the conduct of the Business by Seller or Seller's ownership, operation or lease of any properties or assets included in the Purchased Assets, or which arise out of contracts or dealings with customers, suppliers, sales representatives, distributors, insurers, employees, agents, personal property lessors, lessees, licensors, licensees, consignors or consignees, with respect to any period on or prior to the Closing Date, whether arising before or after the Closing Date, including, without limitation, any such liabilities or obligations that constitute, may constitute or are alleged to constitute a violation of or a liability or obligation under any Environmental Law by Seller, such as, among other things, any liability or obligation to contribute to the cost of investigation or remediation under CERCLA, RCRA and any state or local analogues thereof;

                  (f) Warranty claims and charge-backs that (i) are based solely on defective products shipped by Seller or breach of contract relating to products shipped by Seller, and (ii) are not listed on Schedule 1.3, but only to the extent that the excess of (A) the aggregate net amount of such warranty claims and charge-backs (taking into account the salvage value of returned products), over (B) the unutilized amount of all reserves on the Audited Closing Date Working Capital Schedule for returns, charge-backs, warranty claims and bad debt, is greater than $75,000 ("MATERIAL WARRANTY CLAIMS AND CHARGE-BACKS"). To establish that a warranty claim or charge-back is based solely on a defective product or breach of contract by Seller, the product must be returned by the customer;

                  (g) All product liability, strict liability or negligence claims with respect to products sold to customers by Seller on or prior to the Closing;

                  (h) All worker's compensation expenses and claims for any accident or injury occurring, arising or attributable to any period prior to the Closing (whether discovered before or after such time);

                  (i) All claims, liabilities and obligations under all of Seller's Benefit Plans, including, without limitation, medical, dental, life insurance, disability, accident and sickness claims and other welfare plan expenses and claims (including retiree medical and dental claims), incurred by any of Seller's employees and their eligible dependents relating to any accident, injury, illness, sickness or disease occurring, arising or attributable to any period prior to the Closing;

                  (j) Any liability for continuation coverage required under Section 4980B of the Code or Part 6 of Title I of ERISA ("REQUIRED COBRA COVERAGE") with respect to any employees or former employees of Seller or their dependents, other than any Required COBRA Coverage arising under a group health plan of Buyer with respect to the Business Employees who become employed by Buyer on or after the Closing Date or their dependents;

                  (k) All obligations of Seller to pay severance or similar benefits to any employees as a result of the transactions contemplated by this Agreement, except as assumed by Buyer as provided in Section 1.3(c);

                  (l) All liability and obligations resulting from or arising out of claims made in suits, actions, investigations, or other legal, governmental or administrative proceedings pending at the Closing;

                  (m) All liability and obligations for sums due or payments, and other obligations arising, under any contract, lease or other agreement which is to be transferred to Buyer hereunder and is not duly and effectively transferred to Buyer, unless Buyer receives the benefit of such contract, lease or other agreement pursuant to Section 3.3; and

                  (n) The Excluded Liabilities shall mean and include all claims, actions, litigations and proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

         For purposes of this Agreement, "LIENS" shall mean any liens, pledges, mortgages, security interests, claims, leases, charges, options, rights of first refusal, unsatisfied preemptive rights, transfer restrictions under any agreement or any other encumbrances, restrictions or limitations whatsoever, and "PERMITTED LIENS" shall mean any Liens listed on Schedule 1.4.

                                   ARTICLE II
                      AMOUNT AND PAYMENT OF PURCHASE PRICE

         SECTION 2.1 AMOUNT OF PURCHASE PRICE. The purchase price to be paid to Seller for the sale, transfer and conveyance of the Purchased Assets and for the covenant not to compete contained in Section 6.3 (the "PURCHASE PRICE"), in addition to the assumption of the Assumed Liabilities, shall be an amount equal to $8,362,500, as adjusted in accordance with Section 2.3. As agreed upon by the Parties, the Purchase Price, reflects an estimate of the working capital of the Business being acquired by Buyer as of the Closing Date equal to $8,500,000 (the "ACQUIRED WORKING CAPITAL").

         SECTION 2.2 PAYMENT OF PURCHASE PRICE; ESTABLISHMENT OF AN ESCROW. At the Closing the following shall occur with respect to the Purchase
Price:

                  (a) Buyer shall pay to Seller, by wire transfer of immediately available funds, the amount of $7,962,500, representing the Purchase Price less the amount of the Escrow.

                  (b) Buyer shall deposit the sum of $400,000 in cash into an escrow (the "ESCROW") established with SunTrust Bank as the escrow agent ("ESCROW AGENT") and pursuant to the terms of an escrow agreement (the "ESCROW AGREEMENT"), which amount shall be paid to Seller as part of the Purchase Price or delivered to Buyer (i) as the exclusive remedy for satisfaction of post-Closing indemnification claims pursuant to Section 8.1 (except as set forth therein), and (ii) as


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

the exclusive remedy for satisfaction of the cost of insert replacements pursuant to Section 2.3(g). Any interest earned on the Escrow shall be added back to the Escrow.

         SECTION 2.3       ADJUSTMENT TO PURCHASE PRICE.

                  (a) Within 60 days following the Closing Date, Seller shall deliver to Buyer a schedule of the Acquired Working Capital as of the Closing Date for the Business audited by Arthur Andersen LLP, the independent public accountants to Seller ("SELLER'S ACCOUNTANTS") (the "AUDITED ACQUIRED WORKING CAPITAL SCHEDULE"), which shall equal the sum of (i) inventory (net of reserves); (ii) accounts receivable (net of reserves); and (iii) prepaid expenses and other current assets, less the sum of (iv) trade payables and (v) accrued expenses set forth on Schedule 1.3. For purposes of the computation of the Acquired Working Capital, inventory, accounts receivable and prepaid expenses and other current assets shall include only those items and amounts included in the Purchased Assets pursuant to Section 1.1 and trade payables and accrued expenses shall include only those items and amounts included in the Assumed Liabilities pursuant to Section 1.3. The procedures to be used by Seller for the preparation of the Audited Acquired Working Capital Schedule shall be in accordance with generally accepted accounting principles ("GAAP") applied consistently with the Management Prepared Statements and following the procedures set forth in Schedule 2.3.

                  (b) All finished goods inventory held for sale by Seller at Closing under Seller's programs with Springs Industries (the "SPRINGS INVENTORY") shall be valued based on the assumption that Buyer shall be entitled to sell Springs Inventory under the Springs Industries programs in the ordinary course and shall not be subject to any form of discount due to the termination of the Springs Industries programs and the requirement to liquidate Springs Inventory as a consequence of the transactions contemplated by this Agreement. The computation of Acquired Working Capital shall not include Seller's raw material inventory of "inserts" which would be inserted into finished goods packaging as part of the Springs Industries programs (the "RAW Inserts"). Provided, however, Buyer is under a good faith obligation to utilize Raw Inserts and to the extent Buyer does utilize Raw Inserts between the Closing Date and the date the Audited Acquired Working Capital Schedule is presented to Buyer by Seller's Accountants, then such utilized Raw Inserts shall be included in Inventory, at cost, in the Audited Acquired Working Capital Schedule.

                  (c) The Purchase Price will be increased by the amount, if any, by which the Acquired Working Capital shown on the Audited Acquired Working Capital Schedule is greater than the $8,500,000; and the Purchase Price will be decreased by the amount, if any, by which the Acquired Working Capital shown on the Audited Acquired Working Capital Schedule is less than $8,500,000 (the amount of the increase or decrease, as the case may be, being the "ADJUSTMENT AMOUNT").

                  (d) If Buyer objects to the computations delivered by Seller pursuant to paragraph (a) of this Section 2.3, Buyer shall deliver to Seller a detailed statement describing such objections within 30 days after receiving such computations. If Buyer timely objects to the computation delivered by Seller pursuant to paragraph (a) of this Section 2.3, Buyer and Seller will use reasonable efforts to resolve any such objections themselves. If the Parties are unable to reach a final determination within 120 days after the Closing Date, the Parties will mutually select a nationally recognized accounting firm (the "ACCOUNTANTS"), which neither Buyer or Seller has had a business relationship with during the two (2) years prior to the Closing Date, to resolve any remaining objections. The Accountants shall deliver to each of Buyer and Seller its determinations within 15 days after receiving the joint instructions from Buyer and Seller. The determinations of the Accountants shall be in accordance with GAAP and the procedures and requirements set forth in Schedule 2.3, and shall be set forth in writing and shall be conclusive and binding upon the Parties. The expenses of the Accountants shall be borne by Buyer and Seller in inverse proportion to the value of issues resolved in a Party's favor over the total value of issues submitted to the Accountants.

                  (e) Pursuant to paragraph (c) above, if the Adjustment Amount is an increase to the Purchase Price, Buyer shall pay to Seller an amount in cash equal to the Adjustment Amount by delivery of cash payable by wire transfer or delivery of other immediately available funds. Pursuant to paragraph
(c) above, if the Adjustment Amount is a decrease to the Purchase Price, Seller shall pay to Buyer an amount in cash equal to the Adjustment Amount by delivery of cash payable by wire transfer or delivery of other immediately available funds. Any such payment hereunder shall be made no later than five (5) business days after (i) the 30th day after the computation of Audited Acquired Working Capital Schedule has been given by Seller to Buyer, if Buyer has not objected to the computation of the same within such 30-day period; (ii) Buyer and Seller have resolved any objection raised by Buyer; or (iii) the date the determination of the Accountants described in paragraph (c) above is given to Buyer and Seller.

                  (f) If any Raw Inserts are utilized by Buyer after the date of the Audited Acquired Working Capital Schedule, then the cost of such Raw Inserts shall be credited as an adjustment to the Purchase Price and Buyer shall pay to Seller the amount of such credit by delivery of cash payable by wire transfer or delivery of other immediately available funds as soon as administratively feasible.

                  (g) As previously contemplated by Section 2.3(b), the Audited Acquired Working Capital Schedule shall include the Springs Inventory. If, after the Closing Date, Buyer is required to replace an insert in respect of a unit of Springs Inventory (each a "FINISHED INSERT"), Seller shall reimburse Buyer for the cost of the original insert card with such cost being set forth on
Schedule 2.3(g). The Buyer's right to costs for Finished Insert replacements under this Section 2.3(g) shall be exclusively paid out of the Escrow, and to the extent the Escrow has been exhausted or distributed, Seller shall have no obligation to Buyer in respect to the replacement cost of Finished Inserts. For the avoidance of doubt, Seller shall not through the Escrow or otherwise be responsible to Buyer for any other costs not shown on Schedule 2.3(g) associated with Finished Insert replacements, including labor.

         SECTION 2.4       PRORATIONS.

                  (a) To the extent not taken into account in the Purchased Assets or the Assumed Liabilities or the Audited Acquired Working Capital Schedule, at the Closing (or promptly after the Closing to the extent the necessary calculations cannot be made at the Closing), the Personal Property Taxes (meaning ad valorem taxes imposed upon the Purchased Assets and relating to the Business) including, without limitation, accruals or prepayments thereof (collectively called the "PRORATION ITEMS"), shall be prorated as of the Closing Date, and Buyer shall pay, when due, such

Proration Items. The Proration Items shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered and shall be prorated on a calendar year basis.

                  (b) Each of the Parties shall make any necessary payments under this Section 2.4 to the other immediately upon receipt of an invoice and supporting documentation and such other corroborating information as may be reasonable under the circumstances with respect to such payment amount. The Parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each Party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

         SECTION 2.5 TRANSFER EXPENSES. Buyer shall pay any and all sales and use, transfer or documentary taxes levied on the transfer of the Purchased Assets. All inventory included in the Purchased Assets shall be claimed as exempt from sales tax by Buyer. Buyer shall timely report and remit any such taxes to the appropriate revenue authorities on or before the Closing Date and shall promptly remit any increases in such taxes determined to be due after the Closing Date.

         SECTION 2.6 ALLOCATION OF PURCHASE PRICE. The consideration paid for the Purchased Assets and covenant not to compete set forth in Section 6.3 (which shall equal the Purchase Price) and the assumption of the Assumed Liabilities that are taken into account in determining the amount realized for tax purposes shall be allocated as promptly as possible following the final determination of the Audited Acquired Working Capital Schedule among the Purchased Assets. Such allocation will comply with the requirements of Section 1060 of Internal Revenue Code of 1986, as amended (the "CODE"). Purchaser and Seller each agree to file IRS Form 8594, and all required federal, state, local and foreign tax returns in a manner consistent with such allocation and Purchaser and Seller each agree to provide the other promptly with any information required to complete such allocation.

                                   ARTICLE III
                                     CLOSING

         SECTION 3.1 DATE OF CLOSING. The closing of the sale and purchase of the Purchased Assets provided for in Article I hereof (the "CLOSING") shall take place at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street N.E., Atlanta, Georgia, 30309, on January 5, 2001 (or at such other date and place as the Parties may agree upon in writing). The date on which the Closing is held is referred to in this Agreement as the "CLOSING DATE." Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities will be effective as of 12:01 a.m., Eastern Standard Time, on the Closing Date (the "EFFECTIVE TIME"). At the Closing, the Parties shall execute and deliver the documents referred to in Article VII.

         SECTION 3.2 ALL PROCEEDINGS. All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken or documents executed or delivered until all have been taken, executed and delivered.

         SECTION 3.3 CERTAIN CONSENTS. To the extent that Seller's rights under any agreement, Assumed Contract, commitment, lease, Permit, or other Purchased Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is material to the ownership, use or disposition by Buyer of a Purchased Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller shall use its reasonable good faith efforts to obtain any such required consent(s) as promptly as possible. Buyer shall be responsible for the costs of obtaining consents for the agreements identified on Schedule 3.3, and Seller shall be responsible for the costs of obtaining other consents. If any necessary consent not identified on Schedule 3.3 shall not be obtained or if any attempted assignment thereof would be ineffective or would impair Buyer's rights under the Purchased Assets in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the specific Purchased Asset, shall act after the Closing as Buyer's agent in order to obtain for Buyer the benefits thereunder, and Seller shall be responsible for its out-of-pocket costs with respect to such action. Furthermore, Seller shall cooperate, to the maximum extent permitted by law and the specific Purchased Assets, with Buyer in any other reasonable arrangement designed to provide benefits to Buyer in respect of any necessary consent not identified on Schedule 3.3, including any sublease or subcontract or similar arrangement.

         SECTION 3.4 FURTHER ASSURANCES. Seller from time to time after the Closing Date, at Buyer's request, will execute, acknowledge, and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Purchased Assets, or to better enable Buyer to complete, perform, or discharge any of the Assumed Liabilities. Each of the Parties hereto will cooperate with the other and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         SECTION 4.1 DUE ORGANIZATION; GOOD STANDING; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority (i) to enter into and to perform this Agreement and any other agreement, document or instrument to be delivered by Seller pursuant to this Agreement, (ii) to consummate the transactions contemplated hereby and thereby,
(iii) to carry on the Business as now conducted and (iv) to own, lease, use and operate the Purchased Assets. Seller is qualified to do business and is in good standing in each jurisdiction in which the conduct of the Business by it requires qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         SECTION 4.2 DUE AUTHORITY; DUE EXECUTION AND DELIVERY; BINDING EFFECT. The execution, delivery and performance by Seller of this Agreement and the other agreements, documents or instruments to be delivered pursuant to this Agreement, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Seller. Each of this Agreement and any other agreement, document and instrument to be delivered pursuant to this Agreement by Seller has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors' rights generally.

         SECTION 4.3 NO CONFLICTS; CONSENTS. Subject to obtaining the consents and approvals described in Schedule 4.3, the execution, delivery and performance of this Agreement or the other agreements, documents or instruments to be delivered pursuant to this Agreement by Seller, or the consummation of the transactions contemplated hereby or thereby, will not (i) conflict with, or result in a violation or breach of any of the terms, conditions or provisions of, Seller's Certificate of Incorporation or by-laws, each as currently in effect, (ii) conflict with, or result in a breach, violation or termination of, or constitute (with or without notice or lapse of time or both) a default under, any material contract, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller is a party or by which Seller, the Purchased Assets, or the Business may be bound, (iii) conflict with or constitute a violation, in any material respect, of any law, regulation, rule, ordinance or any other applicable requirement of any Governmental or Regulatory Authority (collectively, "LAWS") applicable to Seller, the Purchased Assets, or the Business, or (iv) result in the creation of any Lien upon the Purchased Assets (except in favor of Buyer). Except as set forth on Schedule 4.3, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental or Regulatory Authority, any lender or lessor or any other person or entity is required in connection with the execution, delivery and performance by Seller of this Agreement or the other agreements, documents or instruments to be delivered pursuant to this Agreement, or the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.4 FINANCIAL STATEMENTS. Attached as Schedule 4.4 are complete and correct copies of the audited balance sheets and related statements of income and cash flows of Seller as, at and for the fiscal years ended January 2, 1999 and January 1, 2000 and for the periods then ended (the "AUDITED STATEMENTS") and the balance sheet and statement of income as, at and for the three quarters ended September 30, 2000 and for the period then ended of the Seller and the Business, in each case prepared by management of Seller (the "MANAGEMENT PREPARED STATEMENTS"). The Audited Statements and the Management Prepared Statements are collectively referred to herein as the "FINANCIAL STATEMENTS." The Audited Statements have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial position, assets, liabilities, revenues and expenses and results of operation of Seller, as at the dates and for the periods indicated. The Management Prepared Statements (i) have been prepared in accordance with Schedule 2.3 and GAAP (except as otherwise disclosed in Schedule 2.3), (ii) do not contain footnotes (that, if presented, would not differ materially from those included in the Audited Statements) and are subject to normal year-end adjustments, and (iii) present fairly in all material respects the financial position, assets, liabilities, revenues and expenses, and results of operations of the Business as at the date and for the periods indicated.

         SECTION 4.5       LITIGATION; COMPLIANCE WITH LAWS.

                  (a) There are no actions, suits, hearings, proceedings, arbitrations, mediations or Governmental or Regulatory Authority investigations or audits (collectively, "ACTIONS OR PROCEEDINGS") pending or, to Seller's knowledge, threatened, that question the validity of or seek to enjoin the execution, delivery or performance by Seller of this Agreement and the other agreements, documents or instruments to be delivered by Seller pursuant to this Agreement, or the consummation of the transactions contemplated hereby or thereby, or any action taken or to be taken by Seller in connection herewith or therewith.

                  (b) Except as set forth on Schedule 4.5, and except as relates to the Benefit Plans and employee relations, which are governed by the representations and warranties set forth in Section 4.10, there is no Action or Proceeding pending or, to Seller's knowledge, threatened, or any order, injunction or decree outstanding against Seller relating to any of the Purchased Assets or the Business. Except as set forth on Schedule 4.5, Seller is not in violation of any applicable Law, except to the extent a violation reasonably would not be expected to have a Material Adverse Effect. To Seller's knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any material Action or Proceeding that would be required to be disclosed hereunder.

         SECTION 4.6 PERMITS. Seller possesses all Permits necessary or required to conduct the Business as now conducted, all of which are listed on
Schedule 4.6, except for those Permits with respect to the which the failure to obtain does not have, and could not reasonably be expected to have, a Material Adverse Effect. The Permits are valid, binding and in full force and effect, Seller has received no written notice of any violations having been recorded in respect of any Permit, and no Action or Proceeding is pending, or to Seller's knowledge, threatened, to revoke or limit any Permit. The representations and warranties contained in this Section 4.6 do not include or relate or pertain to environmental matters.

         SECTION 4.7       TAXES.

                  (a) All Tax Returns required to be filed with respect to the Business have been properly prepared in all material respects and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, taking into account any extensions of the filing deadlines which have been validly granted; and all such Tax Returns are true, complete and correct in all material respects. Seller has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for periods covered by such Tax Returns with respect to the Business, except such Taxes contested in good faith by Seller. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Business. No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction in connection with the Business or the ownership or use of the Purchased Assets.

                  (b) With respect to the employees of the Business, Seller has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be withheld and paid over for all periods under all applicable Laws.

                  (c) There are no Liens with respect to Taxes upon any of the Purchased Assets of Seller, other than Liens that arise by operation of Law for Taxes that are not yet payable.

                  (d)      Seller is not a foreign person within the meaning of
Section 1441 of the Code.

                  (e) For purposes of this Agreement, the term "TAX" means all taxes, charges, fees, levies, imposts, duties, and other assessments, including, without limitation, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, gains, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, recording, personal property, Federal highway use, commercial rent, environmental, windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax, and any interest or penalties imposed by any Federal, state, local or foreign taxing authority with respect to the filing, obligation to file or failure to file any tax return and the term "TAX RETURN" means any return, declaration, report, claim for refund, information return, statement, or other similar document relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 4.8       CONTRACTS.

                  (a)      Schedule 4.8 contains a true and complete list of:
(i) all commitments and agreements for the purchase of any materials or supplies that involve an expenditure by Seller in respect of the Business of more than $100,000 for any one contract or from any one person (other than for the purchase or sale of Inventory in the ordinary course of business consistent with past practice); (ii) all leases, subleases and other rental agreements for any of facilities under which Seller is either the lessor or lessee; (iii) all other orders, leases, contracts, commitments, agreements, arrangements and instruments to which Seller is a party that involve amounts of more than $50,000 and by which the Purchased Assets may be bound; (iv) all contracts with the United States Federal government or any other Governmental or Regulatory Authority to which Seller is a party in respect of the Business; (v) all contracts, arrangements and agreements containing any provision or covenant prohibiting or limiting the ability of Seller to engage in the Business or compete with any person or entity engaged in the Business or prohibiting or limiting the ability of any other person or entity to compete with Seller in respect of the Business;
(vi) all partnership, joint venture, shareholders or other similar contracts, agreements or arrangements relating to the Business or the Purchased Assets and to which Seller is a party; (vii) all contracts, agreements and arrangements with distributors, dealers, manufacturer's representatives, sales agencies or franchisees of the Business or related to the Purchased Assets; (viii) all contracts, agreements and arrangements relating to the future disposition or acquisition of any Purchased Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice; (ix) all cooperative contracts, agreements or arrangements with retail stores to which Seller is a party related to the Business; (x) all material contracts, agreements and arrangements to sell goods or merchandise for reduced prices to which Seller is a party related to the Business; and (x) all contracts and agreements between Seller and any employee of the Business.

                  (b) True and complete copies of the orders, leases, commitments, contracts, agreements, arrangements and instruments referred to on
Schedule 4.8, each as amended to date, have been delivered or made available to Buyer, and assuming no defaults by the other party thereto, each of them is in full force and effect and constitute a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and to Seller's knowledge the other party thereto, except as enforceability may be limited by applicable equitable principles by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors' rights generally.

                  (c) Seller has not received written notice of any default by any party under any order, lease, commitment, contract, agreement, arrangement or instrument referred to in Section 4.8 (a) that has not been cured, (ii) neither Seller nor, to Seller's knowledge, any other party to any of the foregoing is now in violation or breach of, or in default in complying with, any material provision thereof, (iii) Seller has not received written notice of any plan or intention of any other party thereto to exercise any right to cancel or terminate any of the foregoing, and (iv) to Seller's knowledge, no such cancellation or termination has been threatened.

         SECTION 4.9 ABSENCE OF ADVERSE CONSEQUENCES. Except as set forth on Schedule 4.9, the execution, delivery and performance by Seller of this Agreement and the other agreements, documents or instruments to be delivered hereunder by Seller, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in or give to any person or entity any right of termination, cancellation, acceleration or modification in or with respect to, or (ii) result in or give to any person additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any order, lease, contract, commitment, agreement, arrangement or instrument referred to in Section 4.8.

         SECTION 4.10      EMPLOYEE BENEFIT PLANS AND EMPLOYEE RELATIONS.
Schedule 4.10 lists each pension, retirement, disability, medical, dental or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, payroll practice or other employee benefit plan or arrangement, including any employee plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other written or unwritten program, arrangement, agreement or understanding covering any Business Employee to which Seller is a party or bound or by which Seller otherwise may have any liability to any Business Employee (all such plans or arrangements being hereinafter referred to collectively as the "BENEFIT PLANS"). For purposes of the preceding sentence, the term "BUSINESS EMPLOYEE" includes all current or former employees who are or were employed or otherwise entitled to compensation from Seller primarily in connection with the Business.

                  (b) Seller has delivered or made available to Buyer true, correct and complete copies of the following documents relating to the Benefit
Plans: (i) all plan documents, amendments, trust instruments and other material agreements adopted or entered into in connection with each of the Benefit Plans; (ii) all insurance and annuity contracts related to any Benefit Plans; (iii) all administrative notices and forms used for the Benefit Plans, including the notices and election forms used to notify employees and their dependents of their continuation coverage rights under Seller's group health plans; and (iv) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters for the Benefit Plans.

                  (c) All of the Benefit Plans comply in all material respects and have been administered in material compliance with (i) the provisions of ERISA; (ii) all provisions of the Code applicable to secure the intended tax consequences; (iii) all applicable state and federal securities Laws; (iv) all collective bargaining agreements, and (v) to Seller's knowledge, all other applicable Laws; except to the extent that the failure to maintain and administer such Benefit Plans does not have, or could not reasonably be expected to have, a Material Adverse Effect. Seller has not received any written notice from any governmental agency or instrumentality questioning or challenging such compliance. There is no Action or Proceeding pending or, to Seller's knowledge, threatened with respect to the Benefit Plans, or any order, injunction or decree outstanding against Seller with respect to the Benefit Plans, that have had or could reasonably be expected to have a Material Adverse Effect.

                  (d) Seller has complied in all material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 ("COBRA").

                  (e) No Benefit Plan is subject to Title IV of ERISA, and neither Seller nor any ERISA Affiliate has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its affiliates. For purposes of this
Section 4.10, "ERISA AFFILIATE" means any person or entity that is required to be aggregated with Seller under Section 414(b), (c), (m) and/or (o) at any time prior to the Closing.

                  (f) The Purchased Assets are not, and to Seller's knowledge there exist no facts which could reasonably be expected to cause them to become, subject to any obligation or liability regarding the Benefit Plans.

                  (g) Neither Seller nor its ERISA Affiliates currently are parties to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"). Neither Seller nor any ERISA Affiliate (i) currently have any liability to make any withdrawal liability payment to any Multiemployer Plan; (ii) will incur any such liability for which Buyer or its affiliates may become liable; (iii) are delinquent in making any contributions required to be paid to any Multiemployer Plan; or (iv) are involved in any pending dispute with any Multiemployer Plan.

                  (h) Except as set forth on Schedule 4.10, none of the Benefit Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to Business Employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

                  (i) Buyer shall not, as a result of the Closing and consummation of the transactions contemplated by this Agreement, become subject to any liability relating to any Multiemployer Plan.

                  (j) All contributions required to have been made by Seller to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN"), without regard to any waivers granted under Section 412 of the Code, have been timely made. Each Pension Plan is intended to be qualified under Section 401 of the Code and its related trust exempt from federal income taxation under Section 501 of the Code, and Seller has not been notified to the contrary by the Internal Revenue Service.

                  (k) With respect to the Business, Seller is in compliance in all material respects with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986, and the regulations promulgated thereunder.

                  (l) Seller is not a party to any collective bargaining or other labor agreement relating to the Business.

                  (m)      With respect to the Business, except as set forth on
Schedule 4.10(m), Seller (i) has been and is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours; and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. With respect to the Business, Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. Except as set forth in Schedule 4.10(m), with respect to the Business there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or, to Seller's knowledge, threatened against Seller before any federal, state or local court, board, department, commission or agency, nor, to Seller's knowledge, does any reasonable basis therefor exist; or (ii) recent, existing or, to Seller's knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles, nor, to Seller's knowledge, does any reasonable basis therefor exist.

         SECTION 4.11.     [OMITTED].

         SECTION 4.12.     [OMITTED].


         SECTION 4.13. INTANGIBLE PROPERTY; INTELLECTUAL PROPERTY. Except as set forth on Schedule 4.13, Seller owns, or possesses adequate licenses or other rights to use, all computer software, software programs, Intellectual Property, Technology, drawings, designs, customer lists, or other proprietary information or rights ("PROPRIETARY RIGHTS") used or held for use by Seller in connection with the Business ("SELLER'S PROPRIETARY Rights"). To Seller's knowledge, Seller's Proprietary Rights do not conflict with or infringe in any respect, and, except as set forth on Schedule 4.13, there has been no written assertion that any of Seller's Proprietary Rights conflict with or infringe, any Proprietary Right of any third party. To Seller's knowledge, no person or entity is infringing or threatening to infringe on any of Seller's Proprietary Rights.

                  (b) Schedule 4.13 sets forth all of the Intellectual Property used by Seller in the conduct of the Business. With respect to the Intellectual Property disclosed in Schedule 4.13, (i) Seller has the right to use such Intellectual Property on either an exclusive or nonexclusive basis, as designated on such Schedule 4.13, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by Seller to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any order, lease, contract, commitment, agreement, arrangement or instrument or any interest therein, held by Seller in respect of such Intellectual Property, (iv) Seller has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and (v) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any order, lease, contract, commitment, agreement, arrangement or instrument relating to the use of such Intellectual Property.

                  (c) To Seller's knowledge, all equipment, systems, software, data and databases included in the Purchased Assets have been adapted to accommodate to the century change at the Year 2000 or similar date change, and to Seller's knowledge as of the Closing Date no such date change has resulted in nor to Seller's knowledge will result in a Material Adverse Effect.

         SECTION 4.14.     TITLE TO PURCHASED ASSETS.

                  (a) Seller owns outright and has good title to the Purchased Assets, free and clear of any Liens, except for (i) Liens to be released at Closing; (ii) leased or immaterial assets and properties; (iii) assets and properties disposed of or subject to purchase or sales orders in the ordinary course of business, consistent with past practice; (iv) Permitted Liens, and Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons or entities, which are not yet due and payable; and (v) minor Liens of a character which do not materially detract from Seller's operation of the Business. Except for the warranties of title set forth in this Section 4.14, the Fixed Assets are being sold by Seller and purchased by Buyer on an "AS IS-WHERE IS" basis, and Seller hereby expressly disclaims all oral, written, statutory or nonstatutory warranties or representations whatsoever (including, without limitation, any express or implied representations or warranties of merchantability, fitness for a particular purpose, habitability, operability, condition, utility or otherwise) with respect to the Purchased Assets.

                  (b) Except as set forth on Schedule 4.14 and except for the Excluded Assets, the Purchased Assets constitute all the assets used in or necessary and sufficient for the operation of the Business in the manner heretofore conducted, except where the failure to so include such asset, either individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.15 INVENTORY. All Inventory, whether reflected on the Financial Statements or subsequently acquired, has been acquired by Seller only in bona fide transactions entered into in the ordinary course of business. Except as described in Schedule 4.15, Seller has valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances. Purchase commitments made for raw materials and parts are not in excess of normal requirements.

         SECTION 4.16 ABSENCE OF CHANGES. Since October 1, 2000, except as set forth on Schedule 4.16, Seller has operated the Business and the Purchased Assets in the ordinary course and has not with respect to the Business or the Purchased Assets:

                  (a) entered into any transaction except in the ordinary course of business consistent with past practice, provided, that no such transaction entered into by Seller in the ordinary course of business (with the exception of purchases of raw materials and payments thereon, sales of goods and invoicing and receipts thereon), exceeds $100,000;

                  (b) purchased, sold or transferred, or entered into any agreement for the purchase, sale or transfer of, any assets that are material to the Business, except in the ordinary course of business consistent with past practice, provided, that no such purchase, sale or transfer (with the exception of purchases of raw materials and payments thereon, sales of goods and invoicing and receipts thereon, and borrowings and payments by Seller under its bank credit facilities in existence on October 1, 2000) exceeds $100,000, individually;

                  (c) granted or agreed to grant any increase in the salary or compensation of any Business Employee or agent of Seller, or made or entered into any bonus payment, loan or similar arrangement with any Business Employees or agents of Seller, other than the Divisional Change in Control Agreements and annual or other periodic compensation increases in the ordinary course of business consistent with past practice and other than reasonable and customary travel advances;

                  (d) except for the Divisional Change in Control Agreements, (i) established or modified (x) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related contract, agreement or other compensation arrangement with or for employees or (y) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related contract, agreement or other compensation arrangement or other compensation arrangement with or for employees; or (ii) adopted, entered into or become bound by any Benefit Plan, employment-related contract or agreement or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related contract or agreement or collective bargaining agreement, except to the extent required by applicable Law and other annual updates and modifications that became effective on January 1, 2000, in the ordinary course of business consistent with past practices relating to January 1 updates and modifications;

                  (e) made any change in the accounting methods or practices, depreciation or amortization policies or rates, method of calculating any bad debt, contingency or other reserve, or any other accounting, financial reporting, or tax practice or policy adopted by Seller;

                  (f) materially changed any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                  (g) suffered or incurred any damage, destruction or loss (whether or not covered by insurance), with respect to the Purchased Assets or otherwise, in an amount exceeding $100,000, individually or in the aggregate;

                  (h) entered into, amended, modified, terminated (partially or completely) or granted a waiver under or given any consent with respect to (i) any order, lease, contract, commitment, agreement, arrangement or instrument which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Schedule 4.8 pursuant to Section 4.8 or
(ii) any Permit disclosed in Schedule 4.6;

                  (i) made capital expenditures or commitments for additions to property, plant or equipment used or held for use by Seller constituting capital assets in excess of the capital expenditures set forth in Seller's current capital expenditures plan in an aggregate amount exceeding $100,000, individually or in the aggregate;

                  (j) except for the Divisional Change in Control Agreements, entered into any transaction with any officer, director or other affiliate of Seller or any affiliate of any such officer, director or affiliate
(i) outside the ordinary course of business consistent with past practice or
(ii) other than on an arm's-length basis;

                  (k) entered into a contract, agreement or arrangement to do or engage in any of the foregoing; or

                  (l) operated the Business other than in the ordinary course of business consistent with past practice.

         SECTION  4.17     ENVIRONMENTAL MATTERS.(a) Except as set forth in
Schedule 4.17 hereto, and except as may be reflected in any of the environmental reports referred to on such Schedule, true, correct and complete copies of which have been made available to the Buyer, with respect to the Facility and the Business, Seller:

                           (i)      Is in compliance with all Environmental

aws, except to the extent a failure to comply would not reasonably be expected to result in a Material Adverse Effect.

                           (ii)     Has obtained and maintains all Environmental
Permits, except to the extent a failure to do so would not reasonably be expected to result in a Material Adverse Effect. Schedule 4.17 contains a complete list of each such Environmental Permit. Except as described in Schedule 4.17, Seller is in compliance with each such Environmental Permit, except to the extent a failure to comply would not reasonably be expected to result in a Material Adverse Effect.

                           (iii)    Has not entered into or received nor is
Seller in default in any material respect under any consent decree, compliance order, or administrative order issued by any agency, or any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental authority relating to Environmental Laws.

         (b) Except as set forth in Schedule 4.17 hereto, and except as may be reflected in any of the environmental reports referred to on such Schedule, with respect to the Facility and the Business:

                  (i) There are no actions, suits, claims, arbitration proceedings, or complaints pending or to the Seller's knowledge threatened by any governmental authority, municipality, community, citizen, or other entity, against Seller relating to Environmental Laws. Seller has not been notified in writing that Seller is potentially liable under CERCLA and to Seller's knowledge no such liability exists.

                  (ii) During the period the Facility has been owned by Seller and its affiliates and, to the knowledge of Seller, prior thereto, there has been no storage, treatment or Release of Hazardous Materials at or from the premises of the Facility which either was in violation of the Environmental Laws or results in Environmental Costs and Liabilities, except in either case to the extent the same would not reasonably be expected to result in a Material Adverse Effect.

                  (iii) Seller's removal of any and all Hazardous Materials from the Facility and other facilities from which Seller has conducted the Business and offsite disposition thereof have to the extent applicable been in accordance with Environmental Laws and Environmental Permits, except to the extent a failure to comply would not reasonably be expected to result in a Material Adverse Effect. To the extent Seller has contracted with third parties for the transportation or disposal of Hazardous Materials, to Seller's knowledge such third parties have been duly authorized to the extent applicable under applicable Environmental Laws to transport such waste.

                  (iv) There is not now, nor, to the Seller's knowledge, has there been, on, in or under the premises of the Facility (A) any underground storage tanks, (B) above ground storage tanks, dikes or impoundments containing Hazardous Materials, (C) any asbestos-containing materials which are as of the date hereof friable, or (D) any polychlorinated biphenyls.

         (c)      For purposes of the foregoing Section 4.17:

         "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the reasonable costs of investigation and feasibility studies, remedial or removal actions and cleanup activities) arising from or under any Environmental Law or any order or agreement now in effect with any Governmental or Regulatory Authority.

         "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common law) or other requirement relating to the environment, natural resources, or public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery

Act, 42 U.S.C.ss. 6901, et seq. ("RCRA"), the Clean Water Act, 33 U.S.C.ss. 1251, et seq., the Clean Air Act, 42 U.S.C. ss.ss.7401, et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss. 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701, et seq., the Federal Safe Drinking Water Act, 42 U.S.C.ss.ss.300F, et seq., and the Occupational Safety and Health Act, 29 U.S.C.ss. 651, et seq., as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes, all as in effect on the date hereof.

         "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, registration or permission required under any applicable Environmental Law.

         "HAZARDOUS MATERIAL" means any substance, material or waste that is regulated by any governmental entity as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar import, including, without limitation, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyl.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

         SECTION 4.18 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. Schedule 4.18(a) lists the 20 top customers of Seller with respect to the Business, on the basis of revenues for goods sold or services provided for fiscal year 1999. Schedule 4.18(b) lists the suppliers of Seller with respect to the Business for which cost of goods or services purchased from any such supplier for fiscal year 1999 exceeded $100,000. Except as disclosed in Schedule 4.18(c) none of the customers or suppliers of Seller listed on Schedules 4.18(a) or (b) has refused, or to Seller's knowledge communicated or threatened that it will or may refuse, to purchase or supply goods or services, as the case may be, in any material respect, or has communicated that it will or may substantially reduce the amount of goods or services that it is willing to purchase from, or sell to, the Business. Except as disclosed in Schedule 4.18(d), to the knowledge of Seller, no such customer or supplier listed on Schedule 4.18(a) or (b) is threatened with bankruptcy or insolvency. Notwithstanding anything to the contrary contained in this Agreement, Seller makes no representations or warranties whatsoever regarding the willingness or obligation of Springs Industries to continue as a customer or licensor of the Business.

         SECTION 4.19 ACCOUNTS RECEIVABLE. All Accounts Receivable shown on the Financial Statements are valid and represent amounts properly invoiced by Seller. The reserves for doubtful or uncollectible Accounts Receivable reflected on the Financial Statements were established in accordance with GAAP with respect to the Audited Statements and as required to be consistent with Schedule
2.3 and GAAP (except as otherwise are disclosed on Schedule 2.3) with respect to the Management Prepared Statements.

         SECTION 4.20 INSURANCE. Schedule 4.20 contains a true and complete list of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Purchased Assets and indicating thereon whether each such policy is a "claims made" or an

"occurrence" policy and a brief description of the interests insured thereby. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are, in light of the nature of the Business and the Purchased Assets, in amounts and coverages that are reasonable and customary for persons or entities engaged in such business and having such assets and properties. Neither the Seller nor, to Seller's knowledge, the person or entity to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         SECTION 4.21 NO GUARANTEES. None of the Assumed Liabilities is guaranteed by or subject to a similar contingent obligation of any other person or entity.

         SECTION 4.22 BOOKS AND RECORDS. Except as set forth on Schedule 4.22, none of the books and records of Seller included in the Purchased Assets are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more employees of Seller.

         SECTION 4.23 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Buyer without the intervention of any person or entity on behalf of Seller in such manner as to give rise to any valid claim by any person or entity against Buyer for a finder's fee, brokerage commission or similar payment.

         SECTION 4.24      FULL DISCLOSURE.

                  (a) All copies of documents and agreements delivered to Buyer by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby are true and accurate copies of such documents and agreements.

                  (b) No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished by Seller or Seller's representatives to Buyer pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.25 DEFINITION OF "KNOWLEDGE". The phrases "to the knowledge of Seller," "Seller has not received notice," "to Seller's knowledge," "Seller has not been notified," "Seller is not aware" and any other similar phrases as used in this Article IV refer to Joseph L. Gorga, James A. Ovenden, Alan Kennedy and Michael Ambler. Information shall be deemed to be known to Seller if that information is actually or reasonably should have been known by any such persons in each case after due inquiry by such person.

         SECTION 4.26 DEFINITION OF "MATERIAL" AND "MATERIAL ADVERSE EFFECT". The phrases "material," "material fact," "material respect" and any other similar phrases used in this Article IV refer to such matters which have a material effect on the Purchased Assets, the Business or the operations, financial condition or performance of the Business taken as a whole. For purposes of this Agreement, a violation or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" if such violation or other matter would have a material adverse effect on the Purchased Assets, the Business or the operations, financial condition or performance of the Business taken as a whole.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:]

         SECTION 5.1 DUE ORGANIZATION; GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into and to perform this Agreement and any other agreement, document or instrument to be delivered by Buyer pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby.

         SECTION 5.2 DUE AUTHORITY; DUE EXECUTION AND DELIVERY; BINDING EFFECT. The execution, delivery and performance by Buyer of this Agreement and the other agreements, documents and instruments to be delivered pursuant to this Agreement, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by Buyer. Each of this Agreement and any other agreement, document and instrument to be delivered pursuant to this Agreement by Buyer has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting the enforcement of creditors' rights generally.

         SECTION 5.3 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Buyer of this Agreement or the other agreements, documents or instruments to be delivered pursuant to this Agreement by Buyer, or the consummation of the transactions contemplated hereby or thereby, will not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of Buyer, each as currently in effect, (ii) conflict with, or result in a breach, violation or termination of, or constitute (with or without notice or lapse of time or both) a default under, any material contract, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Buyer is a party or by which it or its properties are bound or (iii) conflict with or constitute a violation, in any material respect, of any Law applicable to Buyer. Except as set forth on Schedule 5.3, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental or Regulatory Authority, any lender or lessor or any other person or entity is required on the part of Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the other agreements, documents or instruments to be delivered pursuant to this Agreement, or the consummation of the transactions contemplated hereby or thereby.

         SECTION 5.4 LITIGATION. There are no Actions or Proceedings pending or, to the best of Buyer's knowledge, threatened, that question the validity of or seek to enjoin the execution, delivery or performance by Buyer of this Agreement and the other agreements, documents or instruments to be delivered by Buyer pursuant to this Agreement, or the consummation of the transactions contemplated hereby or thereby, or any action taken or to be taken by Buyer in connection herewith or therewith.

         SECTION 5.5 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller without the intervention of any person or entity on behalf of Buyer in such manner as to give rise to any valid claim by any person or entity against Seller for a finder's fee, brokerage commission or similar payment.

         SECTION 5.6       FULL DISCLOSURE.

                  (a) All copies of documents and agreements delivered to Seller by or on behalf of Buyer in connection with this Agreement and the transactions contemplated hereby are true and accurate copies of such documents and agreements.

                  (b) No representation or warranty contained in this Agreement, and no statement contained in any Schedule or in any certificate, list or other writing furnished by Buyer or Buyer's representatives to Seller pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                        FURTHER AGREEMENTS OF THE PARTIES

         SECTION 6.1 PRESERVATION OF RECORDS. Each of Buyer and Seller agree that it shall preserve and keep the records of Seller acquired pursuant to this Agreement or retained by Seller, as the case may be, for a period of five
(5) years from the Closing Date, or for any longer period as may be required by any government agency or ongoing audit, administrative proceeding or litigation, and shall make such records and personnel available to the other as may be reasonably required by the other in connection with, among other things, the filing of any tax return or report by, or any insurance claim by, or any Action or Proceeding (including tax audits) against Buyer or Seller. If a Party wishes to destroy such records after that time, it shall first give 90 days' prior written notice to the other Party and the other Party shall have the right, at its option and expense, upon prior written notice given within that 90-day period, to take possession of the records within 180 days after the date of such notice. Seller may assign its obligation to preserve and keep records hereunder to another person or entity upon the prior written consent of Buyer, provided, that Seller shall cause such assignee to agree in writing to honor Seller's obligations to retain, keep and make available such records in accordance with the terms of this Section 6.1.

         SECTION 6.2       EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.

                  (a) Buyer will employ as of the Effective Time Alan Kennedy and Michael Ambler and assume their respective Divisional Change in Control Agreements. In addition, pursuant to the terms and conditions of the Human Resources Agreement, as of the Effective Time, Buyer shall offer employment to certain employees of the Business. All employees of the Business accepting Buyer's offer of employment, including Alan Kennedy and Michael Ambler, are hereinafter referred to individually and collectively as the "HIRED EMPLOYEES."

         SECTION 6.3       NONCOMPETITION.

                  (a) Seller will, for a period of five (5) years from the Closing Date (the "NON-COMPETITION PERIOD"), refrain from, either alone or in conjunction with any other person or entity, or directly or indirectly through its present or future affiliates:

                           (i) employing, engaging or seeking to employ or engage (it being understood that general newspaper advertisements or other general circulation materials not specifically targeted at Hired Employees will not be deemed to be solicitations hereunder) any person who within the prior two (2) years preceding the Closing Date had been an employee of Buyer or any of its affiliates, or a Hired Employee, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its affiliates) or (B) is terminated by Buyer or any of its affiliates after the Closing Date;

                           (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Buyer or any of its affiliates in respect of the Business or (B) any officer, employee or consultant of Buyer or any of its affiliates to resign or sever a relationship with Buyer or any of its affiliates;

                           (iii) disclosing (unless compelled by an Action or Proceeding of a Governmental or Regulatory Authority) or using any confidential or secret information relating to the Business or the Purchased Assets; or

                           (iv) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending financial assistance to any person or entity participating or engaged in, the Business.

                  (b) The Parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in Section 6.3(a). It is the intention of the Parties that the provisions of Section 6.3(a) be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of Section 6.3(a) shall not render unenforceable, or impair, the remainder of the provisions of Section 6.3(a). Accordingly, if any provision of
Section 6.3(a) shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

                  (c) The Parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of Section 6.3(a) would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

         SECTION 6.4       REMITTANCES BY SELLER AND BUYER.

                  (a) If Seller shall receive on or after the Closing Date any sums with respect to the Purchased Assets, including, without limitation, any sums under an Assumed Contract that are attributable to any period of time subsequent to the Effective Time, Seller shall promptly cause the same to be remitted to Buyer in the same form received by Seller and, if required, endorsed over to Buyer.

                  (b) If Buyer shall receive, on or after the Closing Date, any sums with respect to the Excluded Assets that in any such case are attributable to any period of time prior to the Effective Time, then Buyer shall promptly cause the same to be remitted to Seller in the same form received by Buyer and, if required, endorsed over to the Seller.

                  (c) Any such sums so received by Seller or Buyer shall be held in trust by Seller for Buyer, or by Buyer for
Seller, respectively, to be remitted to or endorsed over as provided in this
Section 6.4.

         SECTION 6.5 COOPERATION. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any claim included within any Assumed Liability or Excluded Liability, as the case may be, including making available records relating to such claim and furnishing, management employees of the Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one Party in such a manner as to interfere unreasonably with the normal operations and business of the other Party and subject to reimbursement for all reasonable expenses associated therewith that are pre-approved by the Party.

         SECTION 6.6 FACILITY LEASE. At the Closing, Seller shall lease to Buyer the Facility (as more particularly described in Exhibit A to the Facility Lease) pursuant to the terms of a lease agreement (the "FACILITY LEASE"), together with associated rights of ingress, egress and parking.

         SECTION 6.7 SYSTEMS SUPPORT. At the Closing, Seller and Buyer shall enter into an agreement (the "SERVICES AGREEMENT") pursuant to which Seller shall provide support services to Buyer for the operation of the Business consistent with such systems support provided to the Business when conducted by Seller.

         SECTION 6.8 REPLACEMENT OF EXISTING LETTERS OF CREDIT. Contemporaneously herewith, Seller and Buyer are entering into a letter agreement regarding certain letters of credit.

                                   ARTICLE VII
                    DOCUMENTS TO BE DELIVERED AT THE CLOSING

         SECTION 7.1 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

         (a) Such bills of sale, assignments, and certificates of title, dated the Closing Date, necessary to transfer to Buyer the Purchased Assets;

         (b)      the Escrow Agreement executed by Seller;

         (c) copies of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and any agreements, documents or instruments to be delivered pursuant to this Agreement by Seller, and a certificate of Seller's Secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect as certified;

         (d)      the Facility Lease executed by Seller;

         (e)      the Services Agreement executed by Seller;

         (f) the opinion of Sutherland Asbill & Brennan LLP, Seller's counsel;

         (g) a certificate of the Secretary of Seller certifying as to the incumbency and signatures of the officers of Seller who have executed documents delivered at the Closing on behalf of Seller;

         (h) a certificate of good standing, dated within 10 days before the Closing Date, from the Secretary of State of the State of Delaware, establishing that Seller is in existence and is in good standing to transact business in such state;

         (i) foreign qualification certificates, dated within 10 days before the Closing Date, of the Secretaries of State of the states in which Seller, with respect to the Business, is qualified to do business, to the effect that Seller is qualified to do business and is in good standing as a foreign corporation in each of such states;

         (j) all authorizations, consents, approvals, permits and licenses required of Seller pursuant to the terms of this Agreement;

 (k) executed trademark assignments,
dated the Closing Date, in form and substance satisfactory to the Parties;

         (l) consent to the transfer of the Services Agreement by and between Seller and Interface Fabrics Group, Inc.;

         (m)      the Human Resources Agreement executed by Seller; and

         (n)      such other documents as Buyer may reasonably request.

         SECTION 7.2 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller the following:

         (a) an executed instrument of assumption, dated the Closing Date, pursuant to which Buyer shall assume all of the Assumed Contracts and all of the Assumed Liabilities;

         (b)      the Escrow Agreement executed by Buyer;

         (c) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and any agreements, documents or instruments to be delivered pursuant to this Agreement by Buyer, and a certificate of Buyer's Secretary or Assistant Secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect as certified;

         (d)      the Facility Lease executed by Buyer;

         (e)      the Services Agreement executed by Buyer;

         (f) an agreement with Springs Industries reasonably satisfactory to Seller;

         (g) Letter Agreement regarding replacement letters of credit to be issued in favor of those vendors and suppliers of the Business which require such letters of credit as a condition to doing business with the Seller in respect of the Business.

         (h)      the opinion of Christopher N. Zodrow, Buyer's counsel;

         (i) a certificate of the Secretary or Assistant Secretary of Buyer certifying as to the incumbency and signatures of the officers of Buyer who have executed documents delivered at the Closing on behalf of Buyer;

         (j) a certificate of good standing, dated within 10 days of the Closing Date, from the Secretary of State of the State of Delaware, establishing that Buyer is in existence, has paid all franchise taxes that are due and payable and otherwise is in good standing to transact business in such state;

         (k)      the Human Resources Agreement executed by Buyer; and

         (l)      such other documents as Seller may reasonably request.

                                  ARTICLE VIII
                       INDEMNIFICATION AND RELATED MATTERS

         SECTION 8.1 INDEMNIFICATION BY SELLER. Except as set forth in Sections 8.6(a) and (b), the representations and warranties made by Seller in this Agreement shall survive the Closing for one (1) year after the Closing Date. Subject to the terms and conditions of this Article VIII, Seller shall indemnify, defend and hold harmless Buyer, its affiliates and each of their respective directors, officers, employees, agents, shareholders, partners or other representatives (collectively, "BUYER'S INDEMNITEES") from and against any and all losses, claims, obligations, assessments, penalties, liabilities, costs, damages, expenses (including without limitation interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation on other

Actions or Proceedings or of any claim, default or assessment actually incurred), fines, fees and deficiencies (collectively, "DAMAGES"), asserted against or incurred by Buyer by reason of or resulting from:

                  (a) a breach by Seller of any representation or warranty of Seller contained herein;

                  (b)      any Excluded Liability;

                  (c) a breach by Seller of, or failure by Seller to fulfill or perform, any covenant or agreement of Seller contained herein; or

                  (d) any violation of, or failure to comply with the fraudulent conveyance or preferential transfer laws of the United States (including any bulk sales laws) or any state in connection with the transactions contemplated herein.

         SECTION 8.2 INDEMNIFICATION BY BUYER. The representations and warranties made by Buyer in this Agreement shall survive the Closing for one (1) year after the Closing Date; provided, however, any breach of a representation, warranty, covenant or agreement with respect to Assumed Liabilities shall survive the Closing for two (2) years after the Closing Date. Subject to the terms and conditions of this Article VIII, Buyer shall indemnify, defend and hold harmless Seller, its affiliates and each of their respective directors, officers, employees, agents, shareholders, partners or other representatives (collectively, "SELLER'S INDEMNITEES") from and against any and all Damages asserted against or incurred by Seller by reason of or resulting from;

                  (a) a breach by Buyer of any representation or warranty of Buyer contained herein;

                  (b) the failure of Buyer to pay, perform and discharge when due any of the Assumed Liabilities;

                  (c) a breach by Buyer of, or failure by Buyer to fulfill or perform, any covenant or agreement of Buyer hereunder; or

                  (d) any claims by third parties against Seller relating solely to the performance by Buyer under the Assumed Contracts from and after the Closing.

         SECTION 8.3 PROCEDURES FOR INDEMNIFICATION. As used herein, the term "INDEMNITOR" means the Party against whom indemnification hereunder is sought, and the term "INDEMNITEE" means the Party seeking indemnification hereunder.

         (a) A claim for indemnification hereunder ("INDEMNIFICATION CLAIM") shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and providing reasonable detail with respect to the basis on which indemnification is sought and the amount of asserted Damages and, in the case of the assertion of a claim by any person or entity who is not a Party to this Agreement (a "THIRD PARTY CLAIM") containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 8.4 shall be observed by the Indemnitee and the Indemnitor.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) business days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 8.3(d). If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of thirty (30) business days from the date (such period is hereinafter referred to as the "NEGOTIATION PERIOD") the Indemnitee receives such objection prior to commencing any arbitration under Section 9.3.

                  (d) Upon determination of the amount of an Indemnification Claim (including any Third Party Claim) that is binding on both the Indemnitor and the Indemnitee, the Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) business days of the date such amount is determined; provided, that if the Indemnitor is Seller, the Indemnitee shall give notice of such Indemnification Claim under the Escrow Agreement and the Indemnification Claim shall be satisfied, to the extent funds remain in the Escrow, first from the Escrow and any remaining amount of such Indemnification Claim shall be paid by the Indemnitor as provided in this Section 9.3(d).

         SECTION 8.4 THIRD PARTY CLAIMS. The respective obligations and liabilities of any Party obligated to provide indemnification in respect of a Third Party Claim shall be subject to the following terms and conditions:

                  (a) Promptly after receipt of written notice of the assertion of any Third Party Claim evidenced by service of process or other legal pleading, the Indemnitee shall give the Indemnitor written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnitor shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense. The failure of the Indemnitee to notify promptly the Indemnitor of the Third Party Claim shall not relieve the Indemnitor for any liability that it may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The Indemnitee may participate in the defense (subject to the Indemnitor's right to control) with counsel of its own choice, the fees and expenses of which counsel shall be paid by the Indemnitee unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) the Indemnitor has failed to assume the defense of such action as specified in
Section 8.4(b) or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnitor and the Indemnitee and the Indemnitee has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnitor, such that the same counsel cannot in good faith represent both the Indemnitor and the Indemnitee (in which case, if the Indemnitee informs the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnitee, it being understood, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnitee, which firm shall be designated in writing by the Indemnitee).

                  (b) If the Indemnitor has not, by the 30th day after receipt of notice of any such claim (or the date 10 days prior to such earlier date after receipt of such notice by which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), elected to defend against such claim, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor and at the Indemnitor's expense (unless the Indemnitor is determined to have no indemnity liability hereunder in connection with such claim), it being understood, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnitee (and one separate firm of local counsel, as necessary), which firm shall be designated by the Indemnitee.

                  (c) No settlement of a Third Party Claim as to which notice has been given to Indemnitor by Indemnitee pursuant to Section 8.4(a) shall be made without the prior written consent by or on behalf of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $10,000 or less where the Indemnitor has not responded with thirty (30) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which will not be unreasonably withheld or delayed ) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person, (ii) the sole relief provided is monetary damages and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim.

                  (d) The Indemnitee and the Indemnitor will each cooperate with all requests of the other with respect to any matter involving indemnification under this Section 8.4.

         SECTION 8.5 APPLICATION OF DAMAGES AGAINST ESCROW. To the extent Buyer is finally determined to be entitled to Damages hereunder, except as otherwise contemplated by Section 8.7, Buyer may only seek recourse from the Escrow by means of Buyer and Seller reducing the Escrow by the amount of Damages and directing the Escrow Agent to release the amount of such Damages to Buyer, in accordance with the Escrow Agreement, and Buyer will have no further claim against Seller to the extent the amount of the Escrow is less than the Damages otherwise subject to indemnification hereunder. If there are any unresolved Indemnification Claims of Buyer at the expiration date of the Escrow Agreement, Buyer and Seller will direct the Escrow agent to retain, and not pay, the Escrow to the extent, and in the amount, of Buyer's unresolved Indemnification Claims for Damages hereunder for which notice has been provided under Section 8.3(a) or
Section 8.4(a). Upon the resolution of such claims, Buyer and Seller will direct the Escrow Agent to pay the remaining Escrow Deposit in accordance with the resolution of the claims.

         SECTION 8.6 TIME LIMITATIONS. The indemnification rights of the Parties hereto for Damages resulting from each of the occurrences or conditions specified below shall be subject to the condition that the Indemnitor shall have received an Indemnification Claim for the Damages for which indemnification is sought within the corresponding time period set forth below:

                  (a) Indemnification Claims resulting from a breach of representations and warranties or for breaches of covenants that are related to tax matters, ERISA and Seller's Benefit Plans shall be brought prior to the fifth (5th) business day after the expiration of the applicable statute of limitations therefor;

                  (b) Indemnification Claims resulting from a breach of representations and warranties set forth in Section 4.17 shall be brought prior to the third anniversary of the Closing Date; and

                  (c) All other Indemnification Claims of the Parties hereunder not specifically identified in paragraphs (a) and (b) above shall be brought prior to the first anniversary of the Closing Date.

         SECTION 8.7 LIMITATIONS AS TO AMOUNT. In accordance with Section 1.4(f), with respect to warranty claims and charge-backs, Seller shall be obligated to indemnify Buyer only when and only to the extent such warranty claims and charge-backs become Material Warranty Claims and Charge-backs (as defined in Section 1.4(f)). Seller shall be obligated to indemnify Buyer only when and to the extent the aggregate of all Damages suffered or incurred by Buyer (excluding Material Warranty Claims and Charge-backs) as to which a right of indemnification is provided under this Article VIII exceeds One Hundred Fifty Thousand Dollars ($150,000) (the "SELLER'S THRESHOLD AMOUNT"). After the aggregate of all Damages suffered or incurred by Buyer (excluding Material Warranty Claims and Charge-backs) exceeds the Seller's Threshold Amount, subject to the other limitations set forth herein, Seller shall be obligated to indemnify Buyer for all such Damages in excess of the Seller's Threshold Amount. In no event shall the aggregate liability of Seller to Buyer Indemnitees under this Article VIII or otherwise with respect to the transactions contemplated hereby, whether based upon contract, statutory or regulatory law, tort or otherwise, including without limitation, for Material Warranty Claims and Charge-backs, exceed the amount held from time to time in the Escrow and available for payment of indemnity claims (the "SELLER'S MAXIMUM AMOUNT"), except for the environmental matters set forth in Section 4.17, tax matters set forth in Section 4.7, and ERISA and Seller's Benefit Plans set forth in Section
4.10. The liability of Seller for indemnity claims based on a breach of the representations and warranties contained in Sections 4.7 and 4.10 shall be unlimited. The aggregate liability of Seller to Buyer Indemnitees under this
Article VIII or otherwise with respect to the transactions contemplated hereby, whether based on contract, statutory or regulatory law, tort or otherwise, for Environmental Costs and Liabilities shall be limited to (a) the amount held in the Escrow from time to time and available for payment of indemnity claims, and
(b) to the extent the Escrow has been exhausted, the excess of $375,000 over the aggregate costs to the Seller after the date hereof for cleanup and other remediation work with respect to the Facility. With respect to the matters which are not subject to the Seller's Maximum Amount, Buyer must first obtain recourse from the Escrow, and may make a claim for payment from Seller only to the extent the funds in Escrow have been fully paid out or distributed.

         SECTION 8.8 EXCLUSIONS FROM LIMITATIONS. The limitations that are set forth in Sections 8.6 and 8.7 shall not apply in the case of fraud.

         SECTION 8.9 TREATMENT OF PAYMENT. Buyer and Seller agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

         SECTION 8.10 INSURANCE PROCEEDS. To the extent the Indemnitee has received proceeds of insurance with respect to a matter for which it is to be indemnified hereunder, the indemnification obligation of the Indemnitor shall be reduced to the extent of the net insurance proceeds received by the Indemnitee, unless the insurance company is subrogated to the rights of the Indemnitee.

         SECTION 8.11 SUBROGATION. Upon payment in full of any Indemnification Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim.

         SECTION 8.12 EXCLUSIVE REMEDY. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article VIII shall be the exclusive remedies of Buyer and Seller for any misrepresentation, breach of warranty or failure to fulfill or perform any covenant or agreement contained in this Agreement, or any other matter relating to the transactions contemplated by this Agreement, whether based upon breach of contract, statutory or regulatory law, tort or otherwise, and the Parties shall not be entitled to a recision of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereto hereby waive to the full extent permitted by Law.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms of the arrangements between the Parties with respect to the matters provided for herein, supersedes any previous agreements and understandings between the Parties with respect to those matters, and cannot be changed or terminated orally.

         SECTION 9.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of law) of the State of North Carolina.

         SECTION 9.3       DISPUTE RESOLUTION.

                  (a) Other than as provided for in Section 2.3, any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the Parties of its or their terms shall be settled by binding arbitration held in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 9.3. The interpretation and enforceability of this Section 9.3 shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. ss. 1-16.

                  (b) If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $100,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

                  (c) The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the Parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any Party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys' fees and expenses in such manner as is determined to be appropriate by the arbitrator(s); provided that the arbitrator(s) shall be bound by and shall limit their awards based upon the limitations of liability contained in this Agreement. A Party may, however, seek an emergency temporary restraining order, if appropriate under governing law, in any court having jurisdiction over the subject matter and the parties. Following the ruling on the request for temporary restraining order, the matter shall proceed in arbitration as set forth herein.

                  (e) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.

                  (f) All proceedings under this Section 9.3, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties.

                  (g) The fact that the dispute resolution procedures specified in this Section 9.3 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement and during the pendency of any such procedure all Parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any Party.

                  (h) All applicable statutes of limitation shall be tolled with respect to the subject matter of the dispute while the procedures specified in this Section 9.3 are pending. The Parties will take such action, if any, required to effectuate such tolling.

         SECTION 9.4 SCHEDULES, TABLES OF CONTENTS AND HEADINGS. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed in all other Schedules to this Agreement. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         SECTION 9.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after its deposit in the mail, by registered mail, return receipt requested, to the Parties at the following addresses (or to such other address as a Party may have specified by notice given to the other Parties pursuant to this provision):

                  If to Seller:

                  CMI Industries, Inc.
                  1301 Gervais Street, Suite 700
                  Columbia, South Carolina  29201
                  Attention: Mr. Joseph L. Gorga
                  Tel. No.:  (336) 378-2620
                  Fax No.:   (803) 748-1738
                  If to Buyer:

                  WestPoint Stevens Inc.
                  507 West 10th Street
                  Post Office Box 71
                  West Point, Georgia 31833
                  Attention: David C. Meek
                  Tel. No.:  (706) 645-4322
                  Fax No.:   (706) 645-4396

                  With a copy to (which shall also constitute notice):

                  WestPoint Stevens Inc.
                  507 West 10th Street
                  Post Office Box 71
                  West Point, Georgia 31833
                  Attention:  Christopher N. Zodrow, Esq.
                  Tel. No.:   (706) 645-4112
                  Fax No.:    (706) 645-4396

         SECTION 9.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never compromised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 9.7 WAIVER. Buyer may waive compliance by Seller, and Seller may waive compliance by Buyer, with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing. No waiver by either Party of any default or breach by the other Party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such Party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of either Party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver hereof or thereof or otherwise prejudice any of such Party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         SECTION 9.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Party which shall not be unreasonably withheld; provided, however, (i) no such assignment shall relieve the assigning Party of any of its obligations or liabilities under this Agreement and (ii) the assignee shall expressly agree, in writing, to assume all obligations and liabilities of the assigning Party under this Agreement.

         SECTION 9.9 PARTIES IN INTEREST; NO THIRD-PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties hereto. Except as otherwise provided herein or therein, neither this Agreement nor any other agreement, document or instrument to be delivered pursuant to this Agreement shall be deemed to confer upon any person not a Party hereto any rights or remedies hereunder or thereunder.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each binding upon the Party signing the same, and all of such counterparts, when taken together, shall constitute one agreement.

         SECTION 9.11 HEADINGS, GENDER, AND "PERSON". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, limited liability company, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         SECTION 9.12 TIME OF ESSENCE. Time is of the essence in this Agreement.


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


         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties hereto as of the date first above written.


                                   BUYER

                                   WestPoint Stevens, Inc.

                                   By: /s/ Thomas M. Lane
                                       -----------------------------
                                       Name:  Thomas M. Lane
                                       Title: Senior Vice President


                                   SELLER

                                   CMI Industries, Inc.


                                   By: /s/ Joseph L. Gorga
                                       ----------------------------
                                           Joseph L. Gorga
                                           President


                                       37